Mail to: Secreary of State
    Corporation Section
                                             1560 Broadway, Suite 200
                                                 Denver, CO 80202
                                                  (303) 894-2251
                                                Fax (303) 894-2242
MUST BY TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
Please include a typed
self-addressed envelope

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST: The name of the corporation is Consolidated Data, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on 2/02/00 as prescribed by the Colorado Business Corporation Act, In the manner mark with an X below:


          No shares have been issued or Directors Elected - Action by Incorporators

          No shares have been issued but Directors Elected - Action by Directors

X Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

          Such amendment was adopted by a vote of the shareholders was sufficient for approval.

THIRD:  Changing corporate name, the new name of the corporaticn is

               Your Bank Online.Com, Inc.
               --------------------------

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

if these amendrnents are to have a delayed date, p!ease list, that date: Not to exceed ninety (90) days from the date of filing



                                             /s/Pakie Plastino
                                             ----------------------
                                             Pakie Plastino, C.E.O.